EXHIBIT 99.1

                             FORM T-1

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                          --------------

                Statement of Eligibility Under the
           Trust Indenture Act of 1939 of a Corporation
                  Designated to Act as Trustee
                          --------------


                 U.S. BANK NATIONAL ASSOCIATION
                 ------------------------------
          (Exact name of trustee as specified in its charter)

                            31-0841368
                            ----------
                (I.R.S. Employer Identification No.)

     800 Nicollet Mall
     Minneapolis, MN                               55402
     ---------------                               -----
(Address of principal executive offices)         (Zip code)

                   Sherrie Pantle, Vice President
                   U.S. Bank National Association
                    1420 Fifth Avenue, 7th Floor
                         Seattle, WA  98101
                           (206) 344-4676
     (Name, address and telephone number of agent for service)

                      Peter Kiewit Sons', Inc.
         (Exact name of obligor as specified in its charter)


     Delaware                                91-1842817
     --------                                ----------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)           Identification No.)



     Kiewit Plaza
  Omaha, Nebraska 68131                         68131
(Address of principal executive offices)      (Zip Code)






     2003 Series Convertible Debentures due October 31, 2013
     -------------------------------------------------------
               (Title of the indenture securities)







1. General Information. Furnish the following information as to the trustee--

     (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C. 20521

     (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

2. Affiliations With Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

       No such affiliation exists with the Trustee, U.S. Bank
       National Association.

     Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. List Of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.     Articles of Association of U.S. Bank National
            Association. (1)

     2.     Certificate of Authority of U.S. Bank National
            Association to Commence Business. (1)

     3. Authorization of the trustee to exercise corporate trust powers. (1)

     4.     Bylaws of U.S. Bank National Association. (1)

     5.     Not Applicable.

     6. Consents of U.S. Bank National Association required by Section 321(b) of the Act. (2)

     7.     Report of Condition of the Trustee as of December
            31, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

-------------------

     (1) Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-67188.
     (2)     Attached.







                               SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 15th day of September, 2003.

                          U.S. BANK NATIONAL ASSOCIATION



                               By /s/  Sherrie L. Pantle
                                       Sherrie L. Pantle
                                       Vice President









                             EXHIBIT 6

                       CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Peter Kiewit Sons', Inc. 2003 Series Convertible Debentures due October 31, 2013, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                          U.S. BANK NATIONAL ASSOCIATION


                          By /s/ Sherrie L. Pantle
                                 Sherrie L. Pantle
                                 Vice President



Dated:  September 15, 2003






                           Exhibit 7
                 U.S. Bank National Association
                Statement of Financial Condition
                         As of 6/30/2003

                             ($000's)
                                                  6/30/2003
                                             -------------------
Assets
  Cash and Due From Depository Institutions    $ 11,987,100
  Federal Reserve Stock                                   0
  Securities                                     35,336,411
  Federal Funds                                   4,955,134
  Loans & Lease Financing Receivables           118,648,100
  Fixed Assets                                    1,864,465
  Intangible Assets                               9,999,520
  Other Assets                                    8,735,830
                                             -------------------
     Total Assets                              $191,526,560


Liabilities
  Deposits                                      $132,461,590
  Fed Funds                                        5,061,915
  Treasury Demand Notes                                    0
  Trading Liabilities                                303,140
  Other Borrowed Money                            20,320,775
  Acceptances                                        150,586
  Subordinated Notes and Debentures                6,326,523
  Other Liabilities                                5,864,946
                                              --------------------
     Total Liabilities                          $170,489,475


Equity
  Minority Interest in Subsidiaries             $    999,216
  Common and Preferred Stock                          18,200
  Surplus                                         11,015,123
  Undivided Profits                                9,004,546
                                              --------------------
     Total Equity Capital                       $ 21,037,085

Total Liabilities and Equity Capital            $191,526,560
------------------------------------------------------------
To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:     /s/ Dyan M. Huhta
        Vice President

Date:  September 15, 2003